UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2010
VESTIN FUND III, LLC.
 (Exact name of registrant as specified in its charter)

Nevada	333-105017	87-0693972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6149 SOUTH RAINBOW BOULEVARD
LAS VEGAS, NEVADA 89118
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, our manager announced that it had decided to replace Rocio Revollo as the Chief Financial Officer of Vestin Group Inc. (Vestin Group), the parent company of our manager, effective May 21, 2010, as part of an effort to reduce general and administrative expenses.  Ms. Revollo has functioned as the equivalent of our Chief Financial Officer.  Ms. Revollo is an employee of Strategix Solutions, LLC (“Strategix Solutions”), a Nevada limited liability company.  During April 2009, our manager entered into an accounting services agreement with Strategix Solutions for the provision of  accounting and financial reporting services to us, Vestin Realty Mortgage I, Inc, (VRM I) and Vestin Realty Mortgage II, Inc. (VRM II).  Ms. Revollo will also be replaced as the Chief Financial Officer of VRM I and VRM II, effective May 21, 2010.  Ms. Revollo is not party to an employment contract with Vestin Group or Strategix Solutions.  Her replacement has not yet been identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN FUND III, LLC

	By	Vestin Mortgage, Inc., its sole manager

Date: April 26, 2010	By	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer and Director
of Vestin Mortgage, Inc., sole Manager of the Registrant